KPMG LLP

201 Main Street

Suite 2200

Fort Worth, TX 76102

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-277671 and 333-281885) on Form S-3 and in the registration statement (No. 333-271045) on Form S-8 of our report dated February 26, 2026, with respect to the consolidated financial statements of TXO Partners, L.P. and subsidiaries.

/s/ KPMG LLP

Fort Worth, Texas
February 26, 2026